UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

STALAR 1, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52971	26-1402640
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1   Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

As reported on Form 8-K, filed by Stalar 1, Inc. (“Stalar”) on September 6, 2011, Stalar is a party to that certain Reverse Merger and Financial Advisory Agreement (the “Merger Agreement”) with Tianjin TEDA Hengyun Commerce and Trade Co., Ltd. (“Tianjin”). The Merger Agreement provided, among other things, that Tianjin would either (i) effect a merger with Stalar, or (ii) effect a merger with another entity. During the course of its due diligence and discussions with Tianjin, Stalar has elected to terminate the Merger Agreement, effective November 30, 2011, and Stalar will retain the escrowed funds as provided for in the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 10.1 to Stalar’s Form 8-K, filed September 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stalar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 1, INC.

Date: November 30, 2011	By:	/s/ Steven R. Fox
Chief Operating Officer and
Chief Financial Officer (principal financial officer)